                     AMENDMENT NO. 1 TO RIGHTS AGREEMENT


        THIS AMENDMENT NO. 1 TO RIGHTS AGREEMENT (the "Amendment") is entered into as of the 1st day of June, 1998 by and between Teltrend Inc., a Delaware corporation (the "Company"), and LaSalle National Bank, as Rights Agent (the "Rights Agent").

        WHEREAS, the Company and Rights Agent are parties to that certain Rights Agreement, dated as of January 16, 1997 (the "Agreement"); and

        WHEREAS, the Board of Directors of the Company has authorized and directed that the Rights Agreement be amended as set forth herein.

        NOW, THEREFORE, pursuant to Section 27 of the Rights Agreement, and in consideration of the premises and agreements herein set forth and the Rights Agents' continuing rights and duties as rights agent for purposes of the Rights Agreement, the parties hereby agree as follows:

        1. Amendment to Section 1(a) of the Rights Agreement. Section 1(a) of the Rights Agreement is hereby amended by deleting each reference included therein to "15%" and inserting in lieu of each such reference the term "20%".

        2. Amendment to Section 3 of the Rights Agreement. Section 3 of the Rights Agreement is hereby amended by deleting in clause (a)(ii) thereof the term "15%" and inserting in lieu thereof the term "20%".

        3. No Other Amendments. Unless expressly amended by the terms of this Amendment, all of the terms and provisions of the Rights Agreement shall remain in full force and effect.

        4. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

        5. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                                                TELTREND INC.

                                                By: /s/ Douglas P. Hoffmeyer
                                                   -----------------------------
                                                Name:  Douglas P. Hoffmeyer
                                                Title: Vice President Finance



                                                LASALLE NATIONAL BANK

                                                By: /s/ Gregory Malatia
                                                   -----------------------------
                                                Name:  Gregory Malatia
                                                Title: Vice President










                                     -2-